Exhibit 99.2

Nikola Agrees to Acquire Romeo Power, To Bring Battery

Pack Engineering and Production In-House

•	Acquisition will secure control of critical battery pack engineering and production process

•	Transaction expected to yield annual cost savings of up to $350 million by 2026

•	Romeo’s Cypress, California facility will become Nikola’s Battery Center of Excellence

•	Nikola to host analyst and investor webcast on August 1 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

PHOENIX, August 1, 2022 — Nikola Corporation (NASDAQ: NKLA), and Romeo Power, Inc. (NYSE: RMO), today announced they have entered into a definitive agreement in which Nikola, a global leader in zero-emissions transportation and energy infrastructure solutions, will acquire Romeo, an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications, in an all-stock transaction. The proposed exchange ratio implies a consideration of $0.74 per Romeo share and represents an approximately 34% premium to Romeo’s July 29, 2022 closing share price and values 100% of Romeo’s equity at approximately $144 million.

Headquartered in Cypress, California, Romeo is an energy storage technology company focused on designing and manufacturing lithium-ion battery modules and packs for commercial vehicle applications. As Romeo’s largest customer, Nikola expects the acquisition will allow for significant operational improvement and cost reduction in battery pack production. The addition of Romeo’s battery and battery management system (BMS) engineering capabilities are also expected to support accelerated product development and improved performance for Nikola customers.

“Romeo has been a valued supplier to Nikola, and we are excited to further leverage their technological capabilities as the landscape for vehicle electrification grows more sophisticated. With control over the essential battery pack technologies and manufacturing process, we believe we will be able to accelerate the development of our electrification platform and better serve our customers,” said Mark Russell, Nikola’s Chief Executive Officer. “Given our strong relationship with Romeo and ongoing collaboration, we are confident in our ability to successfully integrate and deliver the many expected strategic and financial benefits of this acquisition. We look forward to creating a zero-emissions future together.”

Robert Mancini, Romeo Power’s Chairman of the Board of Directors, added, “As Romeo’s largest customer, Nikola has been a cornerstone of our development and growth, and this is a natural evolution of our relationship. Our products provide critical energy density important to heavy-duty vehicles, combined with safety performance and battery management software. Following an extensive review of alternatives, we firmly believe that this combination offers the best opportunity for Romeo shareholders to participate in the ongoing value creation at a larger scale, stronger combined company. It is exciting to see Romeo joining the Nikola family.”

Compelling Strategic Rationale

•	Vertical integration and single product focus will drive significant operational improvement and cost reduction for one of the most expensive components of the bill of materials

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Integrated commercial vehicle electrification platform is expected to lead to manufacturing excellence and expected annual cost savings of up to $350 million by 2026; reduce non-cell related battery pack costs by 30-40% by the end of 2023

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An important strategic move for Nikola with minimal capital outlay that will bring Romeo’s deep battery and BMS engineering capabilities in-house; expected to accelerate Nikola’s product development, increase range and charge rates, and improve customer experiences

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•	Provides Nikola with domestic battery pack manufacturing capability, complementing Nikola’s commitment to dual-source battery pack strategy to satisfy capacity needs

•	Romeo has proven battery pack technologies and a significant battery cell supply agreement in place

•	Nikola is Romeo’s largest production customer, and the parties have strong ongoing engineering collaboration

Exchange Offer

The transaction has been approved by the Boards of Directors of both companies. Under the terms of the agreement, Nikola will commence an exchange offer to acquire all of the outstanding shares of Romeo common stock. Under the terms of the agreement, Romeo stockholders will receive 0.1186 of a share of Nikola common stock for each Romeo share, representing an equity value of approximately $144 million and 4.5% pro forma ownership of Nikola. The transaction is expected to be completed by the end of October 2022, subject to the tender by Romeo’s stockholders of shares representing a majority of the outstanding Romeo common stock, and customary closing conditions, including regulatory approval. Upon the successful completion of the exchange offer, a newly-formed subsidiary of Nikola will be merged into Romeo, and any remaining shares of Romeo common stock that were not tendered in the exchange offer will be canceled and converted into the right to receive the same consideration payable in the exchange offer.

Interim Liquidity Support

Nikola has agreed to provide Romeo with $35 million in interim funding to facilitate continued operations through closing. Funding will consist of $15 million in senior secured notes and up to $20 million for a pack delivery incentive which is a temporary price increase for each pack delivered through expected transaction close. Additional liquidity support is available in the event the transaction closing is delayed.

Investor Presentation

A supplemental presentation regarding the transaction is available on the Investor Relations section of the Nikola website.

Webcast and Conference Call Information

Nikola will host a webcast for analysts and investors at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) on August 1, 2022 at https://www.webcast-eqs.com/nikola20220801/en.

For those unable to participate in the live session, a recording of the webcast will be available on Nikola’s Investor Relations website.

Advisors

Citigroup Global Markets Inc. acted as sole financial advisor to Nikola on the transaction, and Pillsbury Winthrop Shaw Pittman LLP served as legal advisor.

Morgan Stanley & Co. LLC acted as sole financial advisor to Romeo on the transaction, and Latham & Watkins LLP served as legal advisor.

Nikola Annual Meeting of Stockholders

Nikola’s Annual Meeting of Stockholders is being held on Tuesday, August 2, 2022, at 3:00 p.m. Pacific Time. Nikola intends to file today a supplement to its proxy statement for the Annual Meeting. Nikola has sufficient shares of authorized but unissued common stock available to complete the proposed transition and will not need to use any of the share increase being considered at the Annual Meeting.

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About Nikola Corporation

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

About Romeo Power, Inc.

Founded in 2016 and headquartered in Cypress, California, Romeo Power (NYSE: RMO) is an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications. The Company’s suite of advanced battery electric products, combined with its innovative battery management system, delivers the safety, performance, reliability and configurability its customers need to succeed. To keep up with everything Romeo Power, follow the Company on social media, @romeopowerinc or visit romeopower.com

Additional Information and Where to Find It

The exchange offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for any offer materials that Nikola Corporation (“Nikola”), its acquisition subsidiary or Romeo Power, Inc. (“Romeo”) will file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the exchange offer is commenced, Nikola and its acquisition subsidiary will file a tender offer statement on Schedule TO, Nikola will file a registration statement on Form S-4 and Romeo will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. ROMEO STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF ROMEO SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Solicitation/Recommendation Statement, the Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents will be made available to all Romeo stockholders at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement will be made available for free on the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Nikola will be available free of charge by contacting Investor Relations, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. Copies of the documents filed with the SEC by Romeo will be available free of charge by contacting Investor Relations, Corporate Secretary, Romeo Power, Inc., 5560 Katella Avenue, Cypress, California 90630.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to the exchange offer, the proposed merger, the anticipated benefits of the proposed merger, including potential cost savings, synergies and performance improvements, the expected benefits of any liquidity support, the expected financial impact of the proposed transaction on Nikola, Nikola’s expectations regarding its ongoing liquidity needs and ability to satisfy those needs, and Nikola’s expectations regarding the closing of the merger. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited: risks related to the ability of Nikola to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including having a sufficient number of Romeo’s shares being validly tendered into the

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exchange offer to meet the minimum condition; the ability of Romeo and Nikola to receive the required regulatory approvals for the proposed acquisition; the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; Nikola’s ability to successfully integrate Romeo’s battery pack production into its business; Nikola’s ability to realize expected synergies, benefits, cost savings and performance improvements; the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that disruption from the proposed acquisition may make it more difficult to maintain business and operational relationships; the potential negative effects of the announcement or the consummation of the proposed transaction on the market price of Nikola’s common stock or on its business or operating results; the risk of litigation or regulatory actions related to the proposed transaction; the effect of the announcement or pendency of the transaction on Romeo’s business relationships, operating results, and business generally; risks relating to significant transaction costs and known or unknown liabilities; risks associated with third party contracts containing consent or other provisions that may be triggered by the proposed transaction; the ability of Nikola to continue to obtain sufficient capital to support its business; and the ability of the parties to retain and hire key personnel. There can be no assurance that the proposed transaction or any other matters described above will in fact be consummated in the manner described or at all.

For additional information regarding factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of Nikola and Romeo on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. These forward-looking statements are made only as of the date hereof and Nikola and Romeo disclaim any obligation to update any forward-looking statement, except as required by law.

Nikola Media Contacts

Nicole Rose

Nicole.rose@nikolamotor.com

480-660-6893

Colleen Robar

crobar@robarpr.com

313-207-5960

Romeo Power Media Contacts

Chris Hodges or Joe Caminiti

RMO@alpha-ir.com

312-445-2870

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